ADMINISTRATION AGREEMENT

         Agreement dated as of October 1, 2007 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and The Japan Fund, Inc. (the "Company"). The effective date of this Agreement is October 1, 2007.

         WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company desires to retain the Administrator to furnish certain administrative services to the Company, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

         The Company hereby appoints the Administrator to act as administrator with respect to the Company for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

         The Company will initially consist of the portfolio of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Company establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Company shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Company and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Company and the Administrator at the time of the addition of the Investment Fund.

2.       DELIVERY OF DOCUMENTS

         The Company will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

         a.       The Company's Declaration and by-laws;

         b. The Company's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and

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

                  the 1940 Act and the Company's Prospectus and Statement of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

         c. Certified copies of the resolutions of the Board of Directors of the Company (the "Board") authorizing (1) the Company to enter into this Agreement and (2) certain individuals on behalf of the Company to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

         d. A copy of the investment advisory agreement between the Company and its investment adviser; and

         e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator represents and warrants to the Company that:

         a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

         b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

         c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

         e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

         f. As of the date of this Agreement, the operating policies and procedures of the Administrator which are applicable to the U.S. federal securities laws referenced in Rule 38a-1 under the 1940 Act which relate to the services to be provided by the Administrator hereunder are reasonably designed to prevent, detect and correct violations of said applicable U.S. federal securities laws which relate to the services to be provided by the Administrator hereunder, provided that in making this representation, the Administrator has relied upon and assumed the adequacy and effectiveness of the compliance programs pursuant to Rule 38a-1 under the 1940 Act and Rule 206(4)-7 under the Investment Advisers Act of 1940, as

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

                  amended, of the Company, the Investment Fund and its service providers, including its investment advisers and previous service providers.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Administrator that:

         a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Maryland;

         b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

         c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

         d.       It is an investment company properly registered under the 1940
                  Act;

         e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Company also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Company offers or sells its shares have been made;

         f. No legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement;

         g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it; and

         h. As of the close of business on the date of this Agreement, the Company is authorized to issue shares of beneficial interest, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5.       ADMINISTRATION SERVICES

         For periods beginning on and after the effective date of this Agreement and continuing until termination of this Agreement as provided in Section 12 below, the Administrator shall provide the following services, subject to the control, supervision, authorization and direction of the Company and, in each case where appropriate, the review and comment by the Company's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Company and the Administrator:

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

         FUND ADMINISTRATION TREASURY SERVICES

         a. Prepare for review and approval by officers of the Company the Investment Funds' financial information contained within the Company's semi-annual and annual shareholder reports, Form N-CSR reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

         b. Compute yields, total return, expense ratios, portfolio turnover rate and average dollar weighted portfolio maturity, as appropriate;

         c. Track and validate income and expense accruals, analyze and modify expense accrual changes periodically, and process expense disbursements to vendors and service providers;

         d. Communicate net asset value, yield, total return or other financial data to appropriate third party reporting agencies, and assist in resolution of errors reported by such third party reporting agencies;

         e. Provide such financial reports in connection with quarterly meetings of the Board of Directors as are required or as the Board may reasonably request;

         f. Coordinate the audit of the Company's financial statements by the Company's independent accountants, including the preparation of supporting audit work papers and other schedules, and make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

         g. Prepare for review by an officer of the Company the Company's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

         h. Prepare at least quarterly for review by an officer of the Company (who is not an employee of the Administrator) annual fund expense budgets, perform accrual analyses and roll forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Company's expenses, review calculations of fees paid to the Company's investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

         i. Provide periodic testing of portfolios with respect to compliance with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and the Investment Fund's registration statement limitations as may be

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

                  mutually agreed upon, including quarterly compliance reporting to the Company's officers (who are not employees of the Administrator) as well as preparation of Board compliance materials;

         j. Prepare and furnish total return performance information, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Company management;

         k.       Prepare and disseminate vendor survey information;

         l. Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

         m. Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

         n. Maintain certain books and records of the Company as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

         o. Consult with the Company's officers (who are not employees of the Administrator), independent accountants, legal counsel, custodian, Investment Fund independent accountant, distributor, and transfer agent in establishing the accounting policies of the Company;

         p. Process payments approved by the Company's distributor pursuant to the Company's 12b-1 Plan and Distribution and Shareholder Services Agreement;

         FUND ADMINISTRATION BLUE SKY SERVICES

         q. Perform Blue Sky services pursuant to the specific instructions of the Company's officers (who are not employees of the Administrator) as detailed in Schedule B hereto;

         FUND ADMINISTRATION LEGAL SERVICES

         r. Prepare agenda and background materials for Board and Committee meetings, make presentations at Board and Committee meetings where appropriate, prepare minutes and follow-up on matters raised at Board and Committee meetings and attend shareholder meetings and prepare minutes;

         s. Prepare and mail quarterly and annual Code of Ethics forms for disinterested Board members and officers of the Company and


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

                  the Investment Fund (who are not employees of the Administrator), including a review of returned forms against portfolio holdings and report to the Board;

         t. Prepare for filing with the SEC Form 40-17G, Form N-CSR, Form N-Q and amendments to the Company's registration statement, including updating the Prospectus and Statement of Additional Information;

         u. Prepare for filing with the SEC proxy statements and provide consultation on proxy solicitation matters;

         v.       File with the SEC Form N-PX;

         w. Maintain and update general Board calendars and regulatory filings calendars;

         x. Maintain copies of the Company's charter and by-laws, agreements, minutes and other books and records as required by Rule 31a-1 and Rule 31a-2;

         y. Act as liaison to legal counsel to the Company if desired and, where applicable, to legal counsel to the Company's independent Board members;

         z. Assist in developing guidelines and procedures to improve overall compliance by the Company;

         aa. Assist the Company in the handling of routine regulatory examinations and work closely with the Company's legal counsel in response to any non-routine regulatory matters;

         bb. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Company, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

         cc. Coordinate with insurance providers, including soliciting bids for Directors & Officers/Errors & Omissions insurance and fidelity bond coverage, file fidelity bonds with the SEC and make related Board presentations;

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

         dd. Coordinate with the Company's counsel in the preparation, review and execution of contracts between the Company and third parties, such as the Fund's investment adviser, transfer agent, distributor and record-keepers or shareholder service providers;

         ee. Provide consulting with respect to the ongoing design, development and operation of the Company, including new portfolios or share classes and/or load structures, as well as changes to investment objectives and polices for existing portfolios

         ff.      Provide assistance with investor inquiries;

         gg. Manage the proxy process, including evaluating proxy distribution channels, coordinating with outside service provider to distribute proxies and managing the proxy solicitation vendor if necessary;

         hh. Provide individuals to serve as officers of the Company, as requested, provided that if such individuals are employees of the Administrator, they shall not be required to approve, certify to or otherwise discharge any responsibility or obligation of the Company or the Investment Fund;

         ii. Provide an address for the Company for filings, shareholder communications and service of process;

         jj. Prepare and circulate an annual Director's and Officer's Questionnaire;

         kk. Provide other assistance to the Company as it may reasonably request in the conduct of the Company's business, subject to the direction and control of the Company's Board of Directors;

         FUND ADMINISTRATION TAX SERVICES

         ll. Compute tax basis provisions for both excise and income tax purposes;

         mm. Prepare and sign as paid preparer each Fund's federal, state, and local income tax returns and extension requests for review and for execution and filing by the Company's independent accountants and execution and filing by the Company's treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC and Form TD F;

         nn.      Coordinate Form 1099-DIV mailings on the Form 1099-DIV; and

         oo. Review and sign off on periodic income distribution calculations and annual minimum distribution calculations (income and capital gain) prior to their declaration; provide sources of payment as required under Section 19(a) of the 1940 Act.

         The Administrator shall perform such other services for the Company that are mutually agreed to by the parties from time to time, for which the Company will pay such fees and reasonable out-of-pocket expenses of the Administrator. The provision of such services shall be subject to the terms and conditions of this Agreement.

         The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

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

6.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

         The Administrator shall receive from the Company such compensation reimbursements for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Company shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement as agreed between the parties. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         The Company agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Company through the Administrator with the Company's consent and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Company's behalf at the Company's request or with the Company's consent.

         The Company will bear all expenses that are incurred with its consent in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Company, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Company's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Company directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Company; blue sky fees, investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director or employee of the Company (provided that the Company shall not bear the salary costs of any employee of the Administrator named as an officer of the Company or the Investment Fund) costs incidental to the preparation, printing and distribution of the Company's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Company's tax returns, Form TD F, Form N-1A, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Investment Funds' net asset values.

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

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Company for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.       INSTRUCTIONS AND ADVICE

         At any time, the Administrator may apply to any officer of the Company (who is not an employee of the Company) for instructions and may consult with outside counsel for the Company or the independent accountants for the Company at the expense of the Company, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator may consult with its own legal counsel at its own cost. The Administrator shall not be liable, and shall be indemnified by the Company, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Company. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Company insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reasonable reliance upon records that were maintained for the Company by entities other than the Administrator prior to the Administrator's appointment as administrator for the Company. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless directly caused by or resulting from the negligence, bad faith or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, for any liability or loss suffered by the Company, including but not limited to, any liability relating to qualification of the Company as a regulated investment company or any liability relating to the Company's compliance with any federal or state tax or securities statute, regulation or ruling, the Administrator's liability under this Agreement shall be limited to such amount as may be agreed upon from time to time between the parties hereto.

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

         The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

         The Company shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Company or upon reasonable reliance on information or records given or made by the Company or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

         The indemnification contained herein shall survive the termination of this Agreement.

9.       CONFIDENTIALITY

         The Administrator agrees that, except as otherwise required by law or in connection with any requested disclosure to a banking or other regulatory authority or the Administrator is advised by counsel that it may incur liability for failure to make a disclosure, it will keep confidential all records and information in its possession relating to the Company or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Company.

10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

         The Company assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form.

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

11.      SERVICES NOT EXCLUSIVE

         The services of the Administrator to the Company are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and unless otherwise expressly provided herein or authorized by the Company from time to time, neither the Administrator nor its employees, including without limitation any officer of the Company or of the Investment Fund who is an employee of the Administrator, shall have any authority to act or represent the Company in any way or otherwise be deemed an agent of the Company.

12.      TERM, TERMINATION AND AMENDMENT

         (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect for a period of three (3) years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term.

         (b)      During the initial term, this Agreement may be terminated only
                  (i) by provision of a notice of non-renewal as set forth above, (ii) by mutual written agreement of the parties, or
                  (iii) for "cause," as defined below.

                  For purposes of this Agreement, "cause" shall mean (a) a material breach (including non-payment of fees or expenses by the Company) of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

         (c) Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party.

         (d) Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund.

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

         (e) Upon termination of this Agreement, the Company shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination that are agreed to by the Company, which agreement shall not be unreasonably withheld.

         (f) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.      NOTICES

         Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Company: The Japan Fund, Inc., c/o Davis Polk & Wardwell, 450 Lexington
Avenue, NY, NY 10017, Attn: Nora Jordan, fax: 212-450-3684; if to the
Administrator: State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

14.      NON-ASSIGNABILITY

         This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.      SUCCESSORS

         This Agreement shall be binding on and shall inure to the benefit of the Company and the Administrator and their respective successors and permitted assigns.

16.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.      WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

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

18.      SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.      GOVERNING LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.      REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.      COUNTERPARTS

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.




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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                        THE JAPAN FUND, INC.

                                        By: /s/ WILLIAM L. GIVENS
                                        ----------------------------------------
                                        Name:  William L. Givens
                                        Title: Chief Executive Officer



                                        STATE STREET BANK AND TRUST COMPANY

                                        By: /s/ GARY L. FRENCH
                                            ------------------------------------
                                        Name:  Gary L. French
                                        Title: Senior Vice President

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A

LISTING OF INVESTMENT FUNDS                 SHARE CLASS

The Japan Fund, Inc.                        Class S

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE B

                               NOTICE FILING WITH

                         STATE SECURITIES ADMINISTRATORS

AT THE SPECIFIC DIRECTION OF THE COMPANY, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH COMPANY SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE COMPANY.

THE COMPANY SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF COMPANY SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF COMPANY SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF COMPANY SHARES IN EXCESS OF THE NUMBER OF COMPANY SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE COMPANY, AND IT SHALL BE THE COMPANY'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

         1. Filing of Company's Initial Notice Filings, as directed by the Company;

         2.       Filing of Company's renewals and amendments as required;

         3. Filing of amendments to the Company's registration statement where required;

         4.       Filing Company sales reports where required;

         5. Payment at the expense of the Company of all Company Notice Filing fees;

         6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

         7.       Filing of annual reports and proxy statements where required;
                  and

         8. The performance of such additional services as the Administrator and the Company may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Company or its legal counsel. In connection with the services described herein, the Company shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Company, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT 1

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of October 1, 2007 that The Japan Fund, Inc. (the "Company"), c/o Davis Polk & Wardell, 450 Lexington Avenue, NY, NY 10017, makes, constitutes, and appoints State Street Bank and Trust Company (the "Administrator") with principal offices at One Lincoln Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The Power to submit notice filings for the Company in each jurisdiction in which the Company's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all of the Company's applications including without limitation, applications to provide notice for the Company's shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of the Company's shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Company in connection with the notice filings of the Company's shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Company with respect to items 1 and 2 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

THE JAPAN FUND, INC.

By:
Name:  William L. Givens
Title:  Chief Executive Officer

Subscribed and sworn to before me
this      day of                            20
     ----        ------------------------------------


Notary Public
State of
         -----------------------------------------------------

In and for the County of
                         -------------------
My Commission expires
                      ----------------------



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